Exhibit 10-i-2
ROCKWELL COLLINS MASTER TRUST —
DEFERRED COMPENSATION AND NON-QUALIFIED SAVINGS AND NON-
QUALIFIED PENSION PLANS
     This TRUST AGREEMENT is amended and restated effective this            day of                     , 2007 between ROCKWELL COLLINS, INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, N.A., a national banking association (the “Trustee”);
     (a) WHEREAS, effective as of June 15, 2001, Rockwell International Corporation, the predecessor to the Company, entered into the Trust Agreement with the Trustee to provide for the payment of benefits to participants and beneficiaries under the Rockwell Collins Non-Qualified Savings Plan, Rockwell Collins Non-Qualified Pension Plan and Rockwell Collins Deferred Compensation Plan (the “Pre-2005 Plans”);
     (b) WHEREAS, it is the intention of the Company that the Pre-2005 Plans remain grandfathered and not subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”);
     (c) WHEREAS, the Company has adopted certain additional deferred compensation and non-qualified savings and non-qualified retirement plans for the benefit of its employees and former employees and employees and former employees of certain of its affiliates that are subject to Section 409A, including the Rockwell Collins 2005 Non-Qualified Retirement Savings Plan, Rockwell Collins 2005 Non-Qualified Pension Plan and Rockwell Collins 2005 Deferred Compensation Plan (“2005 Plans”);
     (d) WHEREAS, the Pre-2005 Plans and 2005 Plans are hereinafter sometimes referred to collectively as the “Plans”;
     (e) WHEREAS, the Company desires to amend and restate this Trust Agreement to reflect certain changes in respect of Section 409A and to make certain other changes requested by the Trustee;
     (f) WHEREAS, it is the intention of the parties that this Trust shall continue to constitute an unfunded arrangement and that such Trust shall not affect the status of any Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;
     (g) WHEREAS, it is the intention of the Company to continue to make periodic contributions to the Trust in an amount equal to the total compensation deferred on behalf of the participants under the Rockwell Collins Deferred Compensation Plan and Rockwell Collins 2005 Deferred Compensation Plan (and any earnings deemed credited thereon).
     NOW, THEREFORE, the parties do hereby amend and restate this Trust Agreement as follows:

     Section 1. Establishment of Trust.
     (a) The Company has heretofore deposited with the Trustee in trust an initial amount in respect of compensation deferred on behalf of the participants under the Rockwell Collins Deferred Compensation Plan (and any earnings deemed credited thereon) for the period from and after June 1, 2000, which became the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement
     (b) The Company shall continue to deposit periodically with the Trustee in Trust an amount equal to the total compensation deferred on behalf of the participants in the Rockwell Collins Deferred Compensation Plan and Rockwell Collins 2005 Deferred Compensation Plan (and any earnings deemed credited thereon).
     (c) The Trust hereby established is revocable by the Company. The Trust shall become irrevocable upon a Change of Control (except that such Trust shall not become irrevocable with respect to amounts attributable to the 2005 Plans upon the occurrence of an event described in Section 13(d)(iv)).
     (d) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter l, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.
     (e) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency (as defined in Section 3(a) herein).
     (f) Upon a “Change of Control” (as defined in Section 13(d) herein, except that for purposes of this Section 1(f) an event described in Section 13(d)(iv) shall be disregarded for purposes of the requirement to fund or make the Trust irrevocable with respect to the 2005 Plans), the Company shall, as soon as possible and without any further action by the Board, but in no event later than three (3) business days after such Change of Control, make an irrevocable contribution to the Trust in an amount equal to (1) the total amount of account balances, and benefits accrued and unpaid, as of the date of the Change of Control for each Plan participant or beneficiary under each Plan minus (2) the fair market value of the assets held under the Trust as of such date. Within one hundred and fifty (150) days after the last day of: (1) the calendar year in which such Change of Control occurs and (2) each calendar year thereafter, the Company shall contribute an additional amount to the Trust equal to (A) the total amount of account balances, and benefits accrued and unpaid, as of such last day of such calendar year for each participant or beneficiary under each Plan minus (B) the fair market value of the assets held under the Trust as of such date. Notwithstanding any other provision of this Trust Agreement or any Plan to the contrary, upon a Change of Control no plan other than a Plan listed on Appendix A on the day before the day on which the Change of Control occurs shall participate in or have any right under the Trust.
     (g) Notwithstanding any provision of this Trust Agreement, the Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property, acceptable to the Trustee, in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
     Section 2. Payments to Plan Participants and Their Beneficiaries.
     (a) The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the respective Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal and state taxes (other than FICA, FUTA or local taxes) that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the respective Plan and shall pay amounts withheld to the appropriate taxing authorities. Notwithstanding the foregoing, the Company may direct the Trustee with respect to the state and federal income tax withholding on such payments. If applicable, the Company shall direct the Trustee to remit any FICA, FUTA or local taxes with respect to the benefit payments to the Company and the Company shall have the responsibility for determining, reporting, and paying the FICA, FUTA or local taxes to the appropriate taxing authorities. The Company will indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to the Company’s failure to properly withhold and remit FICA, FUTA or local taxes in connection with payments from the Trust. Within sixty (60) days after the end of each calendar year, the Company shall deliver an updated Payment Schedule as of the end of such calendar year. Within ten (10) days after the Company determines that a Change of Control is imminent, the Company shall deliver an updated Payment Schedule as of the date such determination is made.
     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under each Plan shall be determined by the Company or such party as it shall designate under such Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in such Plan.
     (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the respective Plan. Notwithstanding any other provision of this Agreement to the contrary, prior to a Change of Control, any payments of account balances and benefits due under any Plan shall be paid from the general assets of the Company instead of from the Trust and the Trust shall reimburse the Company for such payments within thirty (30) days after the end of the month in which such payments are made. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of a Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.
     Section 3. The Trustee’s Responsibility Regarding Payments to Trust Beneficiary When the Company is Insolvent.
     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if: (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
     (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
     (ii) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee, if that evidence provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.
     (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under any Plan or otherwise.

     (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement, but only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to participants or their beneficiaries under each Plan under the terms of the respective Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
     Section 4. Payments to the Company. Except as provided in Section 2(a) and (c) or Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the respective Plan.
     Section 5. Investment Authority.
     (a) Except as provided below, the Company shall have the sole power and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with written directions from the Company or its designated agent, which may include a recordkeeper for the Plan. The Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding the investment of Trust assets and shall retain such assets until directed in writing to dispose of them.
     (b) In the administration of the Trust, the Trustee shall have the following powers, all of which shall be exercised only in a fiduciary capacity:
     (i) To hold and control the assets in the Trust of any kind (except as provided in Section (c) below) including shares of any registered investment company, whether or not the Trustee or any of its affiliates provides investment advice or other services to such company and receives compensation for the services provided;
     (ii) To sell, exchange, assign, transfer, and convey any security or property held in the Trust, at public or private sale, at such time and price and upon such terms and conditions (including credit) as directed by the Company or an Investment Manager;
     (iii) To invest and reinvest assets of the Trust (including accumulated income) as directed by the Company or an Investment Manager (as defined in (d) below);
     (iv) To vote, tender, or exercise any right to any stock or securities held in the Trust as directed by the Company or an Investment Manager;

     (v) To consent to and participate in any plan for the liquidation, reorganization, consolidation, or merger of any corporation, any security of which is held in the Trust, as directed;
     (vi) To sell or exercise any “rights” issued on any securities held in the Trust, as directed;
     (vii) To cause all or any part of the assets of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, and to acquire for the Trust any investment in bearer form, but the books and records of the Trust shall at all times show that all such investments are part of the Trust and the Trustee shall hold evidence of title to all such investments; and
     (viii) To make such distributions to Participants (as such term is defined in the respective Plan) in accordance with the provisions of this Trust Agreement and the Plan.
     (c) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.
     (d) From time to time, the Company may appoint one or more investment managers who shall have investment management and control over all or a portion of the assets of the Trust (“Investment Managers”). Each Investment Manager shall be a (i) registered investment advisor under the Investment Advisors Act of 1940, (ii) bank, as defined in the Investment Advisors Act of 1940, or (iii) qualified insurance company under the laws of one state. The Company shall notify the Trustee of the appointment of the Investment Manager. In the event more than one Investment Manager is appointed, the Company shall determine which assets shall be subject to management and control by each Investment Manager and shall also determine the proportion in which funds withdrawn or disbursed shall be charged against the assets subject to each Investment Manager’s management and control. As shall be provided in any contract between an Investment Manager and the Company, such Investment Manager shall hold a revocable proxy with respect to all securities which are held under the management of such Investment Manager pursuant to such contract and such Investment Manager shall report the voting of all securities subject to such proxy on an annual basis to the Company. In the event that the Company does not appoint an Investment Manager as provided in this Section 5(d), references in this Trust Agreement to “Investment Manager” shall mean the Company.
     (e) Notwithstanding any other provision of this Agreement to the contrary, following a Change of Control, the Trustee shall have full discretionary powers to (i) appoint and remove Investment Managers, (ii) determine which assets shall be subject to management and control by each Investment Manager, and (iii) determine the proportion in which funds withdrawn or disbursed shall be charged against the assets subject to each Investment Manager’s management and control.

     Section 6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
     Section 7. Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. To the extent the Company shall, in its sole discretion, determine that a sub-trust is required for any Plan to comply with or be exempt from Section 409A, the Trustee shall maintain a separate sub-trusts for the Pre-2005 Plans and 2005 Plans.
     Section 8. Responsibility of the Trustee.
     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and the Trustee shall indemnify and hold harmless the Company and its officers, employees, agents and affiliates from any act or failure to act in accordance with this standard. Notwithstanding the foregoing, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company and the Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, and claims for actions taken (other than for actions or inactions of the Trustee or its officers, employees, and agents that are intentional, fraudulent or negligent) which is contemplated by, and in conformity with, the terms of the respective Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.
     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments, provided, however, that the Company shall not indemnify the Trustee for any actions or inactions of the Trustee or its officers, employees, and agents that are intentional, fraudulent or negligent. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.
     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.
     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy. The Trustee shall not be liable for the failure or omission of any insurance company for any reason to pay any benefits or furnish any services under the policies or contracts. The Company shall have the sole responsibility to determine whether any insured under any insurance policy held in the Trust is deceased.
     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.
     Section 9. Compensation and Expenses of the Trustee. All administrative and Trustee’s fees and expenses shall be paid from the Trust. The Trustee shall have the right to require the Company to pay any administrative and Trustee’s fees and expenses, to the extent assets are not sufficient to pay such fees and expenses from the Trust.
     Section 10. Resignation and Removal of the Trustee.
     (a) Prior to a Change of Control, the Trustee may resign at any time by written notice to the Company, which shall be effective ninety (90) days after receipt of such notice unless the Company and the Trustee agree otherwise.
     (b) Prior to a Change of Control, the Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee.
     (c) Notwithstanding any other provision of this Trust Agreement to the contrary, upon a Change of Control (as defined in Section 13(d) herein) the Trustee may not be removed by the Company for two (2) years after such Change of Control.
     (d) Notwithstanding any other provision of this Trust Agreement to the contrary, if the Trustee resigns within two (2) years after a Change of Control (as defined in Section 13(d) herein) the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

     (e) If the Trustee resigns or is removed more than two (2) years after a Change of Control (as defined in Section 13(d) herein), the Company shall appoint a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee’s resignation or removal.
     (f) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.
     (g) Except as otherwise provided in Sections 10(c) or (d) hereof, if Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.
     Section 11. Appointment of Successor.
     (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.
     (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(e) hereof, the Trustee shall appoint as a successor Trustee any third party that is a bank trust department or other party that may be granted corporate Trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.
     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 12. Amendment or Termination.
     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of any Plan, as determined by the Company, or shall make the Trust revocable after it has become irrevocable. Notwithstanding any other provision of this Trust Agreement to the contrary, after a Change of Control, no amendment may be made to this Trust Agreement that would (i) result in the imposition of penalty taxes or other adverse tax consequences under Section 409A to any participant or beneficiary in any Plan, (ii) result in a “material modification” within the meaning of Section 409A with respect to any Pre-2005 Plan, (iii) otherwise cause any Pre-2005 Plan to become subject to Section 409A, or (iv) to add any other plan that is not listed on Appendix A hereto on the day before the day on which the Change of Control occurs.
     (b) This Trust Agreement may not be amended by the Company for two (2) years following a Change of Control, as defined in Section 13(d) herein.
     (c) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
     (d) Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.
     Section 13. Miscellaneous.
     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of State of Delaware.
     (d) For purposes of this Trust Agreement, a Change of Control shall mean any of the following:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition pursuant to a transaction which complies with clauses (w), (x) and (y) of subsection (iii) of this Section 13(d); or
     (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Company Transaction”), in each case, unless, following such Company Transaction, (w) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Company Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Company Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (x) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Company Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Company Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Company Transaction and (y) at least a majority of the members of the board of directors of the corporation resulting from such Company Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Company Transaction; or
     (iv) Approval by the Company’s shareowners of a complete liquidation or dissolution of the Company.
Notwithstanding any other provision of this Trust Agreement to the contrary, the Trust shall not become funded with respect to or irrevocable upon an event described in subclause (iv) of this Section 13(d) with respect to any 2005 Plan.
     (e) This Trust Agreement shall be binding upon any successor to the Company and, upon a Change of Control, the term “the Company” shall be deemed to include any successor thereto.
     (f) In the event of any inconsistency between this Trust Agreement and any Plan documents with respect to the duties and responsibilities of the Trustee, the Trust Agreement shall control.
     (g) If at any time a 2005 Plan fails to meet the requirements of the Internal Revenue Code Section 409A, the Company shall determine, withhold, report and remit all taxes withheld thereunder, as applicable.
     Section 14. Effective Date.
     The effective date of this amended and restated Trust Agreement shall be January 1, 2005.

ROCKWELL COLLINS, INC.	WELLS FARGO BANK, N.A.,
the Company	the Trustee

By:	By:

Its:	Its:

APPENDIX A
Pre-2005 Plans
Rockwell Collins Deferred Compensation Plan.
Rockwell Collins Non-Qualified Savings Plan.
Rockwell Collins Non-Qualified Pension Plan.
2005 Plans
Rockwell Collins 2005 Deferred Compensation Plan.
Rockwell Collins 2005 Non-Qualified Retirement Savings Plan.
Rockwell Collins 2005 Non-Qualified Pension Plan.